Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated Equity Ownership Plan and Stock Option Plan for Directors of Seabulk International, Inc., of our report dated February 22, 2001, with respect to the consolidated financial statements of Seabulk International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP


West Palm Beach, Florida
May 24, 2001